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Exhibit (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF UNITS
OF
OSG AMERICA L.P.
PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 5, 2009
BY
OSG BULK SHIPS, INC.
A WHOLLY OWNED SUBSIDIARY
OF
OVERSEAS SHIPHOLDING GROUP, INC.
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2009, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if the certificates evidencing your Units (as defined below) are not immediately available, or if the certificates evidencing your Units and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or if you cannot complete the procedure for delivery by book-entry transfer on a timely basis. This instrument may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an "Eligible Institution" substantially in the form set forth herein. See Section 3—"Procedures for Tendering Units" of the Offer to Purchase.

The Depositary for the Offer is:
BNY Mellon Shareowner Services

By Mail:	By Facsimile Transmission:	By Overnight Courier or Hand-Delivery
BNY Mellon Shareowner Services Corporate Action Department PO Box 3301 South Hackensack, NJ 07606	For Eligible Institutions Only: (201) 680 - 4626 For Confirmation Only Telephone: (201) 680 - 4860	BNY Mellon Shareowner Services Corporate Action Department 480 Washington Blvd, 27th Floor Jersey City, NJ 07310

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES FOR THE PURPOSES OF THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL, THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to OSG Bulk Ships, Inc., a New York corporation and a wholly owned subsidiary of Overseas Shipholding Group, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 5, 2009 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of common units, (the "Units") of OSG America L.P., a Delaware limited partnership, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedure for Tendering Units" of the Offer to Purchase.

Name(s) Record Holder(s)	Number of Units
Address(s)	Certificate Nos. (if available)
Zip Code	In account number at Book-Entry Transfer Facility if Units will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number

X	Dated:	, 2009

X	Dated:	, 2009

Signature(s) of Record Holder(s)

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad - 15 of the U.S. Securities Exchange Act of 1934, as amended (each, an "Eligible Institution" and collectively "Eligible Institutions"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Units tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Units into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Unit certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

NOTE: DO NOT SEND UNIT CERTIFICATES WITH THIS NOTICE. UNIT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

X
Name of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title

	Dated:	, 2009
(Area Code) Telephone No.

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  Exhibit (a)(1)(iv)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
NOTE: DO NOT SEND UNIT CERTIFICATES WITH THIS NOTICE. UNIT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.